Exhibit 99.1

PetroShare Corp. Announces Completion

of $10 Million Private Placement

ENGLEWOOD, CO—(February 1, 2017) - PetroShare Corp. (OTCQB: PRHR) today announced it completed the final closing of a private placement of units consisting of unsecured convertible promissory notes and warrants for gross proceeds totaling $10,000,000 (the “Placement”).  The proceeds of the Placement are intended to be used for continued drilling and leasing activity, along with general and administrative expenses, and working capital.

The units were sold to institutional and accredited investors, including each of the senior officers and directors of the Company, for a total of 200 units which was upsized from the original authorized 120 units, due to investor interest. Each unit is comprised of a 10% unsecured convertible promissory note in the face amount of $50,000 and 33,333 common stock purchase warrants. The notes bear interest at 10% per year, payable semi-annually, and mature on December 31, 2018. The notes can be converted into shares of the Company’s common stock at a conversion price of $1.50 per share.  Each warrant entitles the holder to purchase one share of the Company’s common stock at a price of $3.00 per share and expire on December 31, 2019.  The Company’s Placement Agent for the Placement was GVC Capital LLC.

The securities sold in the Placement were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of that Act.

About PetroShare Corp.

PetroShare Corp. is an independent oil and natural gas exploration and development company that targets capital deployment opportunities in established unconventional resource plays. Its current focus is in the Niobrara/Codell formations and adjacent oil and gas producing zones in the Rocky Mountain region with specific targets in the Wattenberg field within the DJ Basin of northeast Colorado. For more information, visit www.PetroShareCorp.com

About GVC Capital

GVC Capital LLC is an innovative investment banking firm headquartered in the Denver suburb of Greenwood Village, Colorado. GVC focuses primarily on providing comprehensive investment banking services to underexposed and undervalued microcap companies. Over the past fifteen years, GVC has assisted emerging growth companies in raising in excess of $600 million in over 100 transactions. For more information, visit www.gvccap.com.

Caution Concerning Forward-Looking Statements

This press release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as of the date of this press release, PetroShare’s estimates, forecasts, projections, expectations or beliefs as to certain future events and results. These forward-looking statements include, among others, statements regarding the benefits that PetroShare expects from transactions and plans and objectives of management for future operations. Forward-looking statements and information are necessarily based on a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, technical, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information.

Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, receipt of working capital, the level of success in exploration, development and production activities, possible defects in title to properties, fluctuations in the market price of crude oil and natural gas, industry risks, possible federal and/or state initiatives related to regulation of hydraulic fracturing, risks related to permitting and the projected timeframes to receive the necessary permits, environmental risks and hazards, uncertainty as to calculation of crude oil and natural gas resources and reserves and other risks described in the Company’s annual report on Form 10-K for the year ended December 31, 2015 and other filings with the Securities and Exchange Commission. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. PetroShare undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

CONTACT INFORMATION

Investor Relations Contact

Company
Steve Devanney
303-367-1667
Email: sdevanney@petrosharecorp.com
Web: www.PetroShareCorp.com